United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2008

Revo Ventures Inc.

(Exact name of registrant as specified in its charter)

Nevada	005-83972	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office 020, Lu Yuan District

Chang Chun, Ji Lin

China, 130062

(Address of principal executive offices with zip code)

011-852-139-4303-4459

(Registrant's telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

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Item 7.01 Regulation FD Disclosure

On April 22, 2008, our Board of Directors approved a 15 for 2 forward stock split to our stockholders of record as of April 23, 2008. Pursuant thereto, we filed a Certificate of Change with the Secretary of State of Nevada effective as of April 28, 2008. As a result, as of April 28, 2008, our authorized common stock will be increased from 50,000,000 shares of common stock with a par value of $0.001 per share to 750,000,000 shares of common stock with a par value of $0.001 per share. Our issued and outstanding common stock has increased from 7,100,000 shares to 5,325,000 shares of common stock.

On April 22, 2008, our Board of Directors approved a 15 for one (2) forward stock split of our authorized, issued and outstanding shares of common stock. Once effective, our authorized capital will increase from 50,000,000 shares of common stock with a par value of $0.001  to 75,000,000 shares of common stock with a par value of $0.001.

We will issue 15 shares of common stock in exchange for every two (2) share of common stock issued and outstanding. This will increase our issued and outstanding share capital from 7,100,000 shares of common stock to 53,250,000 shares of common stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant: Revo Ventures Inc.

Signed: /s/ Jianbin Chen

Name: Jianbin Chen

Title: President and Chief Executive Officer

Date: April 22, 2008